Exhibit 99.1
MASCO CORPORATION ANNOUNCES COMPLETION OF
THE SALE OF MASCO CABINETRY

LIVONIA, Mich. (February 18, 2020) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, announced today the completion of the sale of Masco Cabinetry to ACProducts, Inc. for $850 million in cash at closing and preferred stock issued by a holding company of the buyer with a liquidation preference of $150 million.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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